Exhibit 5.2

STIKEMAN   ELLIOTT
Stikeman Elliott LLP    Barristers & Solicitors
4300 Bankers Hall West, 888-3rd Street S.W., Calgary, Canada T2P 5C5
Tel: (403) 266-9000    Fax: (403) 266-9034    www.stikeman.com

Phone:  (403) 266-9000
Fax:       (403) 266-9034

VIA EDGAR
June 29,2011

United States Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sirs:

Re:	Compton Petroleum Corporation ("Compton") -Registration Statement on Form F-10

We hereby consent to the references to us and the use of our name in the Registration Statement of Compton on Form F-10 filed the date hereof.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Stikeman Elliott LLP
Stikeman Elliott LLP

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